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                                                                  EXHIBIT 99.7


                      CONSENT OF INDEPENDENT ACCOUNTANTS

	We consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-4, related to the merger with Untied Waste Systems, Inc., of our report dated October 16, 1996 (except for Notes 1 and 8 which are as of January 15, 1997), on our audit of the financial statements of Laidlaw Solid Waste Management Group-Canadian Operations as at August 31, 1996 and for the year then ended, which is included in a USA Waste Services, Inc. Current Report on Form 8-K/A.


						Coopers & Lybrand
                                                Chartered Accountants

Hamilton, Canada
July 23, 1997